UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2008

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On September 19, 2008, pursuant to a Warrant Issuance Agreement, RAIT Financial Trust, or RAIT, issued a Series A Warrant Agreement, or the Warrant, to Cedric LLC, or Cedric, exercisable to purchase 250,000 common shares of beneficial interest of RAIT. RAIT reported this transaction and related transactions in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2008. On December 5, 2008, RAIT and Cedric entered into a Warrant Termination Agreement providing that the Warrant and Warrant Issuance Agreement would terminate upon the payment of a $115,000 termination price by RAIT to Cedric. RAIT paid the termination price on December 5, 2008 and the Warrant and Warrant Issuance Agreement were cancelled and terminated. The foregoing description of the Warrant Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Termination Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.02 is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1 Warrant Termination Agreement dated as of December 5, 2008 between RAIT Financial Trust and Cedric LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

December 5, 2008	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Warrant Termination Agreement dated as of December 5, 2008 between RAIT Financial Trust and Cedric LLC.